UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 20, 2021

Alpine 4 Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ 85016

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 3.02 Unregistered Sales of Equity Securities.

Item 8.01 Other Events.

Stock Purchase Agreement

On October 20, 2021, Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), and the Company’s subsidiary, A4 Aerospace, Inc., a Delaware corporation (the “Buyer”), entered into a Stock Purchase Agreement (the “SPA”) with Identified Technologies Corporation, a Delaware corporation with foreign registration in Pennsylvania (the “Target”), and all of the shareholders of the Target: Birchmere Ventures 5 LP; Xalisco Ventures; Richard Zhang; Ashok Trivedi; Sunil Wadhwani; Innovation Works, Inc.; Startbot LLC; 2008 Mark Zappala IRR Trust; Birchmere Labs I LP; Cimax Partners I; Wu-Yang Family Trust; Zappala Family LP; and AT Gekko PR (each a “Shareholder” and collectively, the “Shareholders”).

Pursuant to the SPA, the Buyer purchased all of the outstanding shares of capital stock of the Target, a total of 6,486,044 shares of the Target’s capital stock (the “Target Shares”). The total purchase price for the Target Shares was $4,000,000 and was paid in shares of the Company’s Class A common stock (the “Company Shares”), issued to the Shareholders. Following the closing of the transaction, the Buyer owned 100% of the capital stock of the Target.

A total of 888,881 shares of restricted Class A common stock were issued to the 13 Shareholders, together with an aggregate of $35.47 in cash (to avoid the issuance of fractional shares). The per share valuation of the Company Shares was the closing price of the Company’s Class A common stock on October 19, 2021, $4.50 per share.  Pursuant to the SPA, the Shareholders were limited to being able to sell 33% of their shares every 90 days once the Shares were no longer restricted pursuant to Rule 144.

The Target’s primary business is commercial drone mapping services, and the Target provides 2D data, 3D volumetrics, orthomosaics, as-built versus as-planned comparisons, as well as progress and cost forecasting and change detection for industrial clientele.  None of the Target’s assets were excluded in connection with the purchase of the Target’s equity from the Shareholders.

The Target and the Shareholders made standard representations and warranties in the SPA, including representations and warranties relating to the acquisition by the Shareholders of the Company Shares.

Additionally, pursuant to the SPA, Richard Zhang, the founder and former CEO of the Target, and any of the Shareholders that were employed by the Target agreed to remain employed with the Company for at least 1 year following the closing of the transaction described in the SPA, and agreed to enter into employment agreements.

The foregoing summary of the terms of the SPA is subject to, and qualified in its entirety by the form of the SPA which is included as an exhibit to this Report, and which is incorporated herein by reference.

Press Release

On October 20, 2021, the Company issued a press release announcing the acquisition of the Target, in conjunction with the Company’s commencing trading on The Nasdaq Capital Market.

A copy of the press release is included as Exhibit 99 to this Current Report.

Item 9.01 Financial Statement and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10	Identified Technologies Corporation Stock Purchase Agreement, dated October 20, 2021
99.1	Press Release dated October 20, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson

Kent B. Wilson

Chief Executive Officer, President

(Principal Executive Officer)

Date: October 22, 2021